Exhibit 4.7(c)

Schedule of Omitted Supplements to Pledge Agreement

The supplements to the pledge agreement referenced below are substantially identical in all material respects to the Supplement No. 1 dated as of October 27, 2011 to the Pledge Agreement dated as of November 6, 2006, and amended and restated as of March 2, 2009, as supplemented (the “Pledge Agreement”) and filed as Exhibit 4.7(b) to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), except as to the names of the additional pledgors listed on the signature pages thereto and the dates on which such supplements to the Pledge Agreement were entered into. These supplements to the Pledge Agreement are not being filed as exhibits to the Annual Report in reliance on Instruction 2 to Item 601 of Regulation S-K.

Supplements to the Pledge Agreement entered into among HCA Inc., Bank of America, N.A., as collateral agent, and the following subsidiaries as additional pledgors, as of the dates indicated:

Supplement Number	Date	Additional Pledgors

No. 2	November 4, 2011	Spalding Rehabilitation L.L.C.

No. 3	January 27, 2012

•  HealthTrust Workforce Solutions, LLC

•  Parallon Business Solutions, LLC

•  Parallon Enterprises, LLC

•  Parallon Health Information Solutions, LLC

•  Parallon Payroll Solutions, LLC

•  Parallon Physician Services, LLC

•  PTS Solutions, LLC

No. 4	December 7, 2012	HCA American Finance LLC

No. 6	December 6, 2013	Poinciana Medical Center, Inc.

No. 7	December 6, 2013	U.S. Collections, Inc.

No. 8	December 6, 2013	West Florida – MHT, LLC

No. 9	December 6, 2013	West Florida – PPH, LLC

No. 11	December 6, 2013	North Texas – MCA, LLC

No. 12	January 9, 2015

•  Citrus Memorial Hospital, Inc.

•  Citrus Memorial Property Management, Inc.

•  CHCA Pearland, L.P

•  Columbia Healthcare System of Louisiana, Inc.

•  HCA Pearland GP, Inc.

•  Mountain Division – CVH, LLC

•  Pearland Partner, LLC

•  Primary Health, Inc.

•  Sarah Cannon Research Institute, LLC

•  SCRI Holdings, LLC

•  Southpoint, LLC

•  Vision Consulting Group LLC

•  Vision Holdings, LLC

•  WCP Properties, LLC

No. 13	November 9, 2015	Putnam Community Medical Center of North Florida, LLC

No. 14	January 10, 2017

•  East Florida - DMC, Inc.

•  H2U Wellness Centers, LLC

•  JPM AA Housing, LLC

•  MediCredit, Inc.

•  Oklahoma Holding Company, LLC

•  Outpatient Services Holdings, Inc.

•  Oviedo Medical Center, LLC

•  SSHR Holdco, LLC

•  The Outsource Group, Inc.

No. 15	January 3, 2018

•  Cy-Fair Medical Center Hospital, LLC

•  Houston NW Manager, LLC

•  Houston - PPH, LLC

•  North Houston - TRMC, LLC

•  Savannah Health Services, LLC

•  Sebring Health Services, LLC

•  Southeast Georgia Health Services, LLC

•  Weatherford Health Services, LLC

No. 16	March 31, 2020

•  CarePartners HHA Holdings, LLLP

•  CarePartners HHA, LLLP

•  CarePartners Rehabilitation Hospital, LLLP

•  Clinical Education Shared Services, LLC

•  Columbia Florida Group, Inc.

•  Columbia Physician Services – Florida Group, Inc.

•  FMH Health Services, LLC

•  GenoSpace, LLC

•  HCA Eastern Group, Inc.

•  hInsight-Mobile Heartbeat Holdings, LLC

•  Las Encinas Hospital

•  MH Angel Medical Center, LLLP

•  MH Blue Ridge Medical Center, LLLP

•  MH Highlands-Cashiers Medical Center, LLLP

•  MH Hospital Holdings, Inc.

•  MH Hospital Manager, LLC

•  MH Master Holdings, LLLP

•  MH Master, LLC

•  MH Mission Hospital McDowell, LLLP

•  MH Mission Hospital, LLLP

•  MH Mission Imaging, LLLP

•  MH Transylvania Regional Hospital, LLLP

•  Mobile Heartbeat, LLC

No. 17	January 1, 2022	• Davie Medical Center, LLC • Springfield Health Services, LLC

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